EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

THIRD QUARTER 2020 FINANCIAL RESULTS

Third Quarter Highlights

●	Net income of $10.6 million, or $0.38 per diluted share; return on average assets (ROAA) of 1.20%; return on average stockholders' equity (ROAE) of 11.83%; and return on average tangible common equity (ROATCE)(1) of 12.80%
●	Adjusted net income(1) of $10.8 million; or $0.39 per diluted share, adjusted ROAA(1) of 1.22%; adjusted ROAE(1) of 12.04%; and adjusted ROATCE(1) of 13.03%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Bloomington, IL, October 26, 2020 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial”), the holding company for Heartland Bank and Trust Company and State Bank of Lincoln, today reported net income of $10.6 million, or $0.38 diluted earnings per share, for the third quarter of 2020. This compares to net income of $7.4 million, or $0.27 diluted earnings per share, for the second quarter of 2020, and net income of $17.4 million, or $0.97 diluted earnings per share, for the third quarter of 2019.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “We delivered solid results in the third quarter despite the challenges presented by the low interest rate environment and economic uncertainty. Our banks have long prioritized safety and soundness, disciplined growth, and consistent through-the-cycle profitability, and I am pleased to see this focus maintained as we completed our first year as a public company earlier this month. While we remain conservative in building our loan loss reserves to address possible credit deterioration as the pandemic continues, we are encouraged by the stability we are seeing in asset quality, which reflects the strength of our borrowers and our conservative approach to credit. Our nonperforming loans are down from a year ago and our annualized net charge-offs through the first nine months of 2020 amounted to just 0.04% of average loans. In addition, our COVID-19 loan modifications declined by 82% to $36 million, or just 1.6% of our total loans, at the end of the third quarter. With ample liquidity and capital levels, strong asset quality, and a stable deposit base, we are well positioned to continue supporting our customers and communities through this crisis while generating solid results for our shareholders.”

C Corp Equivalent Net Income

Prior to October 11, 2019, the Company operated as an S Corporation for U.S. federal and state income tax purposes. Effective October 11, 2019, the Company voluntarily revoked its S Corporation status and became a taxable entity (C Corporation). As such, any periods prior to October 11, 2019 only reflect state replacement taxes. To facilitate comparison, the Company reports its C Corp equivalent financial results, which do not reflect the additional shares issued in the initial public offering (the “IPO”) for periods prior to the IPO.

The Company reported C Corp equivalent net income of $13.1 million, or $0.73 diluted earnings per share, for the third quarter of 2019.

HBT Financial, Inc.

Adjusted Net Income

In addition to reporting C Corp equivalent results, the Company believes adjusted net income and adjusted earnings per share, which adjust for the additional C Corp equivalent tax expense for periods prior to October 11, 2019, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights (“MSR”) fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $10.8 million, or $0.39 adjusted diluted earnings per share, for the third quarter of 2020. This compares to adjusted net income of $8.2 million, or $0.30 adjusted diluted earnings per share, for the second quarter of 2020, and adjusted net income of $14.3 million, or $0.80 adjusted diluted earnings per share, for the third quarter of 2019 (see "Reconciliation of Non-GAAP Financial Measures" tables).

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2020 was $28.9 million, nearly unchanged from the second quarter of 2020 as growth in average interest-earning assets was largely offset by lower yields on loans and securities.

Relative to the third quarter of 2019, net interest income decreased $4.3 million, or 12.9%. The decline was primarily attributable to lower yields on average interest-earning assets.

Net interest margin for the third quarter of 2020 was 3.39% compared to 3.51% for the second quarter of 2020. The decrease was primarily attributable to the decline in the average yield on earning assets, partially due to the addition of lower yielding Paycheck Protection Program (PPP) loans. The contribution of acquired loan discount accretion to net interest margin remained low at 2 basis points during the third quarter of 2020 compared to less than 1 basis point during the second quarter of 2020.

Relative to the third quarter of 2019, net interest margin decreased from 4.27%. The decrease was due primarily to the decline in the average yield on earning assets. The contribution of acquired loan discount accretion to net interest margin was 4 basis points during the third quarter of 2019.

Noninterest Income

Noninterest income for the third quarter of 2020 was $10.1 million, an increase of 24.7% from $8.1 million for the second quarter of 2020. The increase was primarily attributable to a $1.0 million increase in gains on sale of mortgage loans attributable to a strong mortgage refinancing environment and a $0.4 million increase in service charges on deposit accounts. Third quarter 2020 results included a negative $0.3 million mortgage servicing rights (“MSR”) fair value adjustment compared to a negative $0.5 million fair value adjustment in the second quarter of 2020.

Relative to the third quarter of 2019, noninterest income increased 32.6% from $7.6 million. The increase was primarily attributable to higher gains on sale of mortgage loans and a less negative MSR fair value adjustment. Partially offsetting these increases was a $0.6 million decline in service charges on deposit accounts.

Noninterest Expense

Noninterest expense for the third quarter of 2020 was $22.5 million, a decrease of 4.3% from $23.5 million for the second quarter of 2020. The decrease was primarily attributable to lower employee benefits expense as second quarter of 2020 results included a $0.6 million charge related to the termination of the supplemental executive retirement plan (SERP) that was paid out in June 2020.

HBT Financial, Inc.

Relative to the third quarter of 2019, noninterest expense increased 0.8% from $22.3 million. Lower employee benefits expense, due to the termination and liquidation of the SERP, was more than offset by increases in salaries, FDIC insurance, and other noninterest expenses. Higher salaries expense was driven by increases in mortgage lender commissions and overtime for mortgage support personnel, as a result of increased residential mortgage origination volume.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.28 billion at September 30, 2020, compared with $2.28 billion at June 30, 2020 and $2.17 billion at September 30, 2019. The $3.8 million increase in loans from June 30, 2020 was primarily attributable to an $18.1 million increase in construction and land development loans and a $13.0 million increase in multi-family loans being largely offset by a $19.0 million reduction in commercial and industrial loans, a $3.5 million decline in agricultural and farmland loans and a $3.2 million reduction in commercial real estate - owner occupied loans. The $71.1 million decrease in total loans outstanding, net of PPP loans from September 30, 2019 was primarily due to a $65.7 million reduction in participation loan balances.

Deposits

Total deposits were $3.02 billion at September 30, 2020 and at June 30, 2020, compared with $2.70 billion at September 30, 2019. Increases in interest-bearing demand and savings balances were substantially offset by declines in noninterest-bearing, money market and time deposit balances in the third quarter.

Asset Quality

Nonperforming loans totaled $15.2 million, or 0.67% of total loans, at September 30, 2020, compared with $14.0 million, or 0.61% of total loans, at June 30, 2020, and $19.1 million, or 0.88% of total loans, at September 30, 2019. The increase in nonperforming loans from the end of the prior quarter was primarily attributable to the movement of one $4.1 million loan to nonaccrual partially offset by reductions from the pay-off or pay-down on three relationships combined with a charge-down of one relationship.

The Company recorded a provision for loan losses of $2.2 million for the third quarter of 2020, which was primarily due to adjustments to qualitative factors to reflect changes in the economic environment.

Net charge-offs for the third quarter of 2020 were $0.2 million, or 0.04% of average loans on an annualized basis compared to net recoveries of $63 thousand, or 0.01% of average loans on an annualized basis, for the second quarter of 2020, and net charge-offs of $0.5 million, or 0.08% of average loans on an annualized basis, for the third quarter of 2019.

The Company’s allowance for loan losses was 1.39% of total loans and 208.14% of nonperforming loans at September 30, 2020, compared with 1.31% of total loans and 213.04% of nonperforming loans at June 30, 2020.

HBT Financial, Inc.

Capital

At September 30, 2020, the Company exceeded all regulatory capital requirements under Basel III and was considered to be “well-capitalized,” as summarized in the following table:

		Well Capitalized
	September 30,	Regulatory
	2020	Requirements
Total capital to risk-weighted assets	16.81%	10.00%
Tier 1 capital to risk-weighted assets	13.98%	8.00%
Common equity tier 1 capital ratio	12.52%	6.50%
Tier 1 leverage ratio	10.04%	5.00%
Total stockholders' equity to total assets	10.05%	N/A
Tangible common equity to tangible assets (1)	9.36%	N/A

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Subordinated Note Issuance

To further enhance the Company’s strong capital and liquidity positions, HBT Financial successfully completed a private placement of $40.0 million 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 during the quarter. This issuance of subordinated notes, which qualify as Tier 2 regulatory capital, contributed to an increase in HBT Financial’s total risk based capital ratio, which was 16.81% at September 30, 2020, compared to 15.13% at June 30, 2020, while also significantly bolstering the cash reserves held at the holding company.

Annualization Factor

The method used to calculate annualization factors for interim period ratios has changed from financial information previously presented. The annualization factor is now calculated using the number of days in the year divided by the number of days in the interim period. Previously, annualization factors were calculated as 4 divided by the number of quarters in the interim period, or an annualization factor of 4 for a quarterly period. The change was applied retrospectively to all periods presented and did not have a material impact on the annualized interim ratios.

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company and State Bank of Lincoln. The banks provide a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois through 63 branches. As of September 30, 2020, HBT had total assets of $3.5 billion, total loans of $2.3 billion, and total deposits of $3.0 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back 100 years.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), originated loans and acquired loans and any ratios derived therefrom, efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, adjusted net income, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

HBT Financial, Inc.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals, future earnings levels, and future loan growth. These statements are subject to many risks and uncertainties, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; changes in interest rates and general economic, business and political conditions in the United States generally or in Illinois in particular, including in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share amounts)
Loans, including fees:
Taxable	$25,118	$25,337	$29,308	$77,396	$89,257
Federally tax exempt	542	532	684	1,748	2,130
Securities:
Taxable	3,266	3,172	3,572	9,772	11,295
Federally tax exempt	1,233	1,227	1,395	3,488	4,459
Interest-bearing deposits in bank	65	79	662	873	1,948
Other interest and dividend income	14	14	15	42	46
Total interest and dividend income	30,238	30,361	35,636	93,319	109,135

INTEREST EXPENSE
Deposits	843	1,042	2,000	3,480	6,094
Securities sold under agreements to repurchase	9	11	17	40	48
Borrowings	1	1	—	2	7
Subordinated notes	147	—	—	147	—
Junior subordinated debentures issued to capital trusts	367	399	478	1,209	1,462
Total interest expense	1,367	1,453	2,495	4,878	7,611
Net interest income	28,871	28,908	33,141	88,441	101,524
PROVISION FOR LOAN LOSSES	2,174	3,573	684	10,102	3,266
Net interest income after provision for loan losses	26,697	25,335	32,457	78,339	98,258

NONINTEREST INCOME
Card income	2,146	1,998	1,985	5,936	5,813
Service charges on deposit accounts	1,493	1,133	2,111	4,460	5,805
Wealth management fees	1,646	1,507	1,676	4,967	4,916
Mortgage servicing	724	727	795	2,175	2,342
Mortgage servicing rights fair value adjustment	(268)	(508)	(860)	(2,947)	(2,982)
Gains on sale of mortgage loans	3,184	2,135	992	5,855	2,177
Gains (losses) on securities	(2)	57	(73)	3	42
Gains (losses) on foreclosed assets	27	58	(20)	120	132
Gains (losses) on other assets	1	(69)	(29)	(71)	1,244
Title insurance activity	—	—	—	—	167
Other noninterest income	1,101	1,022	1,005	2,866	2,759
Total noninterest income	10,052	8,060	7,582	23,364	22,415

NONINTEREST EXPENSE
Salaries	12,595	12,674	12,303	38,023	36,422
Employee benefits	1,666	2,455	2,253	6,555	8,220
Occupancy of bank premises	1,609	1,642	1,785	5,079	5,260
Furniture and equipment	679	609	545	1,891	2,050
Data processing	1,583	1,672	1,471	4,841	4,023
Marketing and customer relations	690	817	801	2,551	2,837
Amortization of intangible assets	305	305	335	927	1,087
FDIC insurance	222	218	8	476	435
Loan collection and servicing	450	494	547	1,292	1,901
Foreclosed assets	226	88	196	403	525
Other noninterest expense	2,460	2,525	2,059	7,253	6,316
Total noninterest expense	22,485	23,499	22,303	69,291	69,076
INCOME BEFORE INCOME TAX EXPENSE	14,264	9,896	17,736	32,412	51,597
INCOME TAX EXPENSE	3,701	2,477	299	8,209	819
NET INCOME	$10,563	$7,419	$17,437	$24,203	$50,778

EARNINGS PER SHARE - BASIC	$0.38	$0.27	$0.97	$0.88	$2.82
EARNINGS PER SHARE - DILUTED	$0.38	$0.27	$0.97	$0.88	$2.82
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	27,457,306	27,457,306	18,027,512	27,457,306	18,027,512

PRO FORMA C CORP EQUIVALENT INFORMATION
Historical income before income tax expense			$17,736		$51,597
Pro forma C Corp equivalent income tax expense			4,614		13,313
Pro forma C Corp equivalent net income			$13,122		$38,284

PRO FORMA C CORP EQUIVALENT EARNINGS PER SHARE - BASIC			$0.73		$2.12
PRO FORMA C CORP EQUIVALENT EARNINGS PER SHARE - DILUTED			$0.73		$2.12

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	September 30,	June 30,	September 30,
	2020	2020	2019

	(dollars in thousands)
ASSETS
Cash and due from banks	$22,347	$21,789	$19,969
Interest-bearing deposits with banks	214,377	292,576	134,972
Cash and cash equivalents	236,724	314,365	154,941

Interest-bearing time deposits with banks	—	—	248
Debt securities available-for-sale, at fair value	814,798	701,353	618,120
Debt securities held-to-maturity	74,510	73,823	99,861
Equity securities	4,814	4,815	4,436
Restricted stock, at cost	2,498	2,498	2,425
Loans held for sale	23,723	25,934	7,608

Loans, before allowance for loan losses	2,279,639	2,275,795	2,171,014
Allowance for loan losses	(31,654)	(29,723)	(22,761)
Loans, net of allowance for loan losses	2,247,985	2,246,072	2,148,253

Bank premises and equipment, net	53,271	53,883	54,105
Bank premises held for sale	121	121	121
Foreclosed assets	3,857	4,450	6,574
Goodwill	23,620	23,620	23,620
Core deposit intangible assets, net	3,103	3,408	4,366
Mortgage servicing rights, at fair value	5,571	5,839	7,936
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	13,820	12,661	14,816
Other assets	25,643	27,405	18,018
Total assets	$3,535,223	$3,501,412	$3,166,613

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$850,306	$856,030	$649,316
Interest-bearing	2,166,355	2,159,083	2,054,742
Total deposits	3,016,661	3,015,113	2,704,058

Securities sold under agreements to repurchase	45,438	51,354	32,267
Subordinated notes	39,218	—	—
Junior subordinated debentures issued to capital trusts	37,632	37,616	37,566
Other liabilities	40,980	49,489	43,786
Total liabilities	3,179,929	3,153,572	2,817,677

Stockholders' Equity
Common stock	275	275	181
Surplus	190,787	190,687	32,288
Retained earnings	146,101	139,667	311,055
Accumulated other comprehensive income	18,131	17,211	8,431
Less cost of treasury stock held	—	—	(3,019)
Total stockholders’ equity	355,294	347,840	348,936
Total liabilities and stockholders’ equity	$3,535,223	$3,501,412	$3,166,613

SHARE INFORMATION
Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	September 30,	June 30,	September 30,
	2020	2020	2019

	(dollars in thousands)
LOANS
Commercial and industrial	$389,231	$408,230	$340,650
Agricultural and farmland	235,597	239,101	205,041
Commercial real estate - owner occupied	225,345	228,506	239,805
Commercial real estate - non-owner occupied	532,454	535,339	552,262
Multi-family	199,441	186,440	191,646
Construction and land development	265,758	247,640	210,939
One-to-four family residential	308,365	308,133	321,947
Municipal, consumer, and other	123,448	122,406	108,724
Loans, before allowance for loan losses	$2,279,639	$2,275,795	$2,171,014

PPP LOANS (included above)
Commercial and industrial	$168,466	$166,868	$—
Agricultural and farmland	4,179	4,027	—
Municipal, consumer, and other	7,095	7,063	—
Total PPP Loans	$179,740	$177,958	$—

	September 30,	June 30,	September 30,
	2020	2020	2019

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$850,306	$856,030	$649,316
Interest-bearing demand	885,719	880,007	800,471
Money market	475,047	480,497	463,444
Savings	497,682	487,761	426,707
Time	307,907	310,818	364,120
Total deposits	$3,016,661	$3,015,113	$2,704,058

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,277,826	$25,660	4.48%	$2,265,032	$25,869	4.59%	$2,191,230	$29,992	5.43%
Securities	831,120	4,499	2.15	721,817	4,399	2.45	745,532	4,967	2.64
Deposits with banks	274,022	65	0.09	326,216	79	0.10	136,635	662	1.93
Other	2,498	14	2.29	2,496	14	2.21	2,425	15	2.35
Total interest-earning assets	3,385,466	$30,238	3.55%	3,315,561	$30,361	3.68%	3,075,822	$35,636	4.60%
Allowance for loan losses	(30,221)			(26,125)			(22,326)
Noninterest-earning assets	157,446			163,713			149,146
Total assets	$3,512,691			$3,453,149			$3,202,642

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$888,941	$123	0.05%	$860,131	$162	0.08%	$812,526	$347	0.17%
Money market	479,314	96	0.08	477,441	118	0.10	468,139	497	0.42
Savings	493,278	37	0.03	474,609	50	0.04	428,447	70	0.06
Time	306,154	587	0.76	317,965	712	0.90	383,070	1,086	1.12
Total interest-bearing deposits	2,167,687	843	0.15	2,130,146	1,042	0.20	2,092,182	2,000	0.38
Securities sold under agreements to repurchase	51,686	9	0.06	53,867	11	0.08	35,757	17	0.18
Borrowings	1,196	1	0.47	2,582	1	0.03	33	—	2.40
Subordinated notes	11,976	147	4.87	—	—	—	—	—	—
Junior subordinated debentures issued to capital trusts	37,621	367	3.89	37,605	399	4.26	37,561	478	5.05
Total interest-bearing liabilities	2,270,166	$1,367	0.24%	2,224,200	$1,453	0.26%	2,165,533	$2,495	0.46%
Noninterest-bearing deposits	846,808			824,232			651,085
Noninterest-bearing liabilities	40,421			58,177			37,274
Total liabilities	3,157,395			3,106,609			2,853,892
Stockholders' Equity	355,296			346,540			348,750
Total liabilities and stockholders’ equity	$3,512,691			$3,453,149			$3,202,642

Net interest income/Net interest margin (3)		$28,871	3.39%		$28,908	3.51%		$33,141	4.27%
Tax-equivalent adjustment (2)		495	0.06		483	0.06		559	0.08
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (1) (2)		$29,366	3.45%		$29,391	3.57%		$33,700	4.35%
Net interest rate spread (4)			3.31%			3.42%			4.14%
Net interest-earning assets (5)	$1,115,300			$1,091,361			$910,289
Ratio of interest-earning assets to interest-bearing liabilities	1.49			1.49			1.42
Cost of total deposits			0.11%			0.14%			0.29%

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,228,145	$79,144	4.74%	$2,184,263	$91,387	5.59%
Securities	740,834	13,260	2.39	779,375	15,754	2.70
Deposits with banks	283,730	873	0.41	131,209	1,948	1.99
Other	2,473	42	2.29	2,527	46	2.42
Total interest-earning assets	3,255,182	$93,319	3.83%	3,097,374	$109,135	4.71%
Allowance for loan losses	(26,288)			(21,346)
Noninterest-earning assets	156,121			147,972
Total assets	$3,385,015			$3,224,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$853,775	$536	0.08%	$821,848	$1,175	0.19%
Money market	473,647	608	0.17	455,469	1,356	0.40
Savings	467,482	157	0.04	428,865	207	0.06
Time	321,905	2,179	0.90	408,972	3,356	1.10
Total interest-bearing deposits	2,116,809	3,480	0.22	2,115,154	6,094	0.39
Securities sold under agreements to repurchase	49,183	40	0.11	39,542	48	0.16
Borrowings	1,333	2	0.19	378	7	2.61
Subordinated notes	4,021	147	4.87	—	—	—
Junior subordinated debentures issued to capital trusts	37,605	1,209	4.30	37,544	1,462	5.21
Total interest-bearing liabilities	2,208,951	$4,878	0.29%	2,192,618	$7,611	0.46%
Noninterest-bearing deposits	780,826			654,818
Noninterest-bearing liabilities	47,426			31,720
Total liabilities	3,037,203			2,879,156
Stockholders' Equity	347,812			344,844
Total liabilities and stockholders’ equity	$3,385,015			3,224,000

Net interest income/Net interest margin (3)		$88,441	3.63%		$101,524	4.38%
Tax-equivalent adjustment (2)		1,441	0.06		1,775	0.08
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (1) (2)		$89,882	3.69%		$103,299	4.46%
Net interest rate spread (4)			3.54%			4.25%
Net interest-earning assets (5)	$1,046,231			$904,756
Ratio of interest-earning assets to interest-bearing liabilities	1.47			1.41
Cost of total deposits			0.16%			0.29%

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	September 30,	June 30,	September 30,
	2020	2020	2019

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$15,191	$13,945	$18,977
Past due 90 days or more, still accruing (1)	17	7	95
Total nonperforming loans	15,208	13,952	19,072
Foreclosed assets	3,857	4,450	6,574
Total nonperforming assets	$19,065	$18,402	$25,646

NONPERFORMING ASSETS (Originated) (2)
Nonaccrual	$10,179	$9,059	$11,268
Past due 90 days or more, still accruing	17	7	95
Total nonperforming loans (originated)	10,196	9,066	11,363
Foreclosed assets	939	1,092	1,048
Total nonperforming (originated)	$11,135	$10,158	$12,411

NONPERFORMING ASSETS (Acquired) (2)
Nonaccrual	$5,012	$4,886	$7,709
Past due 90 days or more, still accruing (1)	—	—	—
Total nonperforming loans (acquired)	5,012	4,886	7,709
Foreclosed assets	2,918	3,358	5,526
Total nonperforming assets (acquired)	$7,930	$8,244	$13,235

Allowance for loan losses	$31,654	$29,723	$22,761

Loans, before allowance for loan losses	$2,279,639	$2,275,795	$2,171,014
Loans, before allowance for loan losses (originated) (2)	2,148,074	2,132,189	1,987,265
Loans, before allowance for loan losses (acquired) (2)	131,565	143,606	183,749

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	1.39%	1.31%	1.05%
Allowance for loan losses to nonperforming loans	208.14	213.04	119.34
Nonperforming loans to loans, before allowance for loan losses	0.67	0.61	0.88
Nonperforming assets to total assets	0.54	0.53	0.81
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.83	0.81	1.18

CREDIT QUALITY RATIOS (Originated) (2)
Nonperforming loans to loans, before allowance for loan losses	0.47%	0.43%	0.57%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.52	0.48	0.62

CREDIT QUALITY RATIOS (Acquired) (2)
Nonperforming loans to loans, before allowance for loan losses	3.81%	3.40%	4.20%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	5.90	5.61	6.99

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $30 thousand, $0.1 million, and $0.7 million as of September 30, 2020, June 30, 2020, and September 30, 2019, respectively.
(2)	Originated loans and acquired loans along with the related credit quality ratios such as nonperforming loans to loans, before allowance for loan losses (originated and acquired) and nonperforming assets to loans, before allowance for loan losses and foreclosed assets (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$29,723	$26,087	$22,542	$22,299	$20,509
Provision	2,174	3,573	684	10,102	3,266
Charge-offs	(1,078)	(160)	(937)	(2,459)	(2,436)
Recoveries	835	223	472	1,712	1,422
Ending balance	$31,654	$29,723	$22,761	$31,654	$22,761

Net charge-offs (recoveries)	$243	$(63)	$465	$747	$1,014
Net charge-offs (recoveries) - (originated) (1)	(20)	3	224	155	182
Net charge-offs (recoveries) - (acquired) (1)	263	(66)	241	592	832

Average loans, before allowance for loan losses	$2,277,826	$2,265,032	$2,191,230	$2,228,145	$2,184,263
Average loans, before allowance for loan losses (originated) (1)	2,140,376	2,117,131	2,001,803	2,080,668	1,979,383
Average loans, before allowance for loan losses (acquired) (1)	137,450	147,901	189,427	147,477	204,880

Net charge-offs to average loans, before allowance for loan losses *	0.04%	(0.01)%	0.08%	0.04%	0.06%
Net charge-offs to average loans, before allowance for loan losses (originated) * (1)	—	—	0.04	0.01	0.01
Net charge-offs to average loans, before allowance for loan losses (acquired) * (1)	0.76	(0.18)	0.50	0.54	0.54

*       Annualized measure.

(1)	Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs (originated and acquired), average loans, before allowance for loan losses (originated and acquired), and net charge-offs to average loans, before allowance for loan losses (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	As of or for the Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

	(dollars in thousands, except per share amounts)
EARNINGS AND PER SHARE INFORMATION
Net income	$10,563	$7,419	$17,437	$24,203	$50,778
Earnings per share - Basic	0.38	0.27	0.97	0.88	2.82
Earnings per share - Diluted	0.38	0.27	0.97	0.88	2.82

C Corp equivalent net income (1)	N/A	N/A	$13,122	N/A	$38,284
C Corp equivalent earnings per share - Basic (1)	N/A	N/A	0.73	N/A	2.12
C Corp equivalent earnings per share - Diluted (1)	N/A	N/A	0.73	N/A	2.12

Book value per share	$12.94	$12.67	$19.36

Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512
Weighted average shares of common stock outstanding	27,457,306	27,457,306	18,027,512	27,457,306	18,027,512

SUMMARY RATIOS
Net interest margin *	3.39%	3.51%	4.27%	3.63%	4.38%
Efficiency ratio	56.98	62.74	53.94	61.15	54.86
Loan to deposit ratio	75.57	75.48	80.29

Return on average assets *	1.20%	0.86%	2.16%	0.96%	2.11%
Return on average stockholders' equity *	11.83	8.61	19.84	9.30	19.69

C Corp equivalent return on average assets * (1)	N/A	N/A	1.63%	N/A	1.59%
C Corp equivalent return on average stockholders' equity * (1)	N/A	N/A	14.93	N/A	14.84

NON-GAAP FINANCIAL MEASURES
Adjusted net income (2)	$10,755	$8,218	$14,343	$27,352	$43,010
Adjusted earnings per share - Basic (2)	0.39	0.30	0.80	0.99	2.39
Adjusted earnings per share - Diluted (2)	0.39	0.30	0.80	0.99	2.39

Tangible book value per share (2)	$11.97	$11.68	$17.80

Net interest margin (tax equivalent basis) * (2)	3.45%	3.57%	4.35%	3.69%	4.46%
Efficiency ratio (tax equivalent basis) (2)	56.27	61.93	53.21	60.37	54.08

Adjusted return on average assets * (2)	1.22%	0.96%	1.78%	1.08%	1.78%
Adjusted return on average stockholders' equity * (2)	12.04	9.54	16.32	10.50	16.68

Return on average tangible common equity * (2)	12.80%	9.34%	21.58%	10.08%	21.46%
C Corp equivalent return on average tangible common equity * (1) (2)	N/A	N/A	16.24	N/A	16.18
Adjusted return on average tangible common equity * (2)	13.03	10.35	17.75	11.40	18.18

*       Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent income tax expense for such period. No such adjustment is necessary for periods subsequent to 2019.
(2)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Net income	$10,563	$7,419	$17,437	$24,203	$50,778
C Corp equivalent adjustment (2)	—	—	(4,315)	—	(12,494)
C Corp equivalent net income (2)	10,563	7,419	13,122	24,203	38,284
Adjustments:
Net earnings (losses) from closed or sold operations, including gains on sale (1)	—	—	(3)	—	533
Charges related to termination of certain employee benefit plans	—	(609)	(845)	(1,457)	(4,161)
Mortgage servicing rights fair value adjustment	(268)	(508)	(860)	(2,947)	(2,982)
Total adjustments	(268)	(1,117)	(1,708)	(4,404)	(6,610)
Tax effect of adjustments	76	318	487	1,255	1,884
Less adjustments after tax effect	(192)	(799)	(1,221)	(3,149)	(4,726)
Adjusted net income	$10,755	$8,218	$14,343	$27,352	$43,010

Average assets	$3,512,691	$3,453,149	$3,202,642	$3,385,015	$3,224,000

Return on average assets *	1.20%	0.86%	2.16%	0.96	2.11%
C Corp equivalent return on average assets * (2)	N/A	N/A	1.63	N/A	1.59
Adjusted return on average assets *	1.22	0.96	1.78	1.08	1.78

*       Annualized measure.

(1)	Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.
(2)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent income tax expense for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

	(dollars in thousands, except per share amounts)
Numerator:
Net income	$10,563	$7,419	$17,437	$24,203	$50,778
Earnings allocated to unvested restricted stock units (1)	(28)	(19)	—	(62)	—
Numerator for earnings per share - basic and diluted	$10,535	$7,400	$17,437	$24,141	$50,778

C Corp equivalent net income (3)	N/A	N/A	$13,122	N/A	$38,284
Earnings allocated to unvested restricted stock units (1) (3)	N/A	N/A	—	N/A	—
Numerator for C Corp equivalent earnings per share - basic and diluted (3)	N/A	N/A	$13,122	N/A	$38,284

Adjusted net income	$10,755	$8,218	$14,343	$27,352	$43,010
Earnings allocated to unvested restricted stock units (1)	(28)	(22)	—	(69)	—
Numerator for adjusted earnings per share - basic and diluted	$10,727	$8,196	$14,343	$27,283	$43,010

Denominator:
Weighted average common shares outstanding	27,457,306	27,457,306	18,027,512	27,457,306	18,027,512
Dilutive effect of outstanding restricted stock units (2)	—	—	—	—	—
Weighted average common shares outstanding, including all dilutive potential shares	27,457,306	27,457,306	18,027,512	27,457,306	18,027,512

Earnings per share - Basic	$0.38	$0.27	$0.97	$0.88	$2.82
Earnings per share - Diluted	$0.38	$0.27	$0.97	$0.88	$2.82

C Corp equivalent earnings per share - Basic (3)	N/A	N/A	$0.73	N/A	$2.12
C Corp equivalent earnings per share - Diluted (3)	N/A	N/A	$0.73	N/A	$2.12

Adjusted earnings per share - Basic	$0.39	$0.30	$0.80	$0.99	$2.39
Adjusted earnings per share - Diluted	$0.39	$0.30	$0.80	$0.99	$2.39

(1)	The Company has granted restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.
(2)	Restricted stock units were anti-dilutive and excluded from the calculation of common stock equivalents during the three months ended September 30, 2020 and June 30, 2020 and during the nine months ended September 30, 2020. There were no restricted stock units outstanding during the three and nine months ended September 30, 2019.
(3)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent income tax expense for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$28,871	$28,908	$33,141	$88,441	$101,524
Tax-equivalent adjustment (1)	495	483	559	1,441	1,775
Net interest income (tax equivalent basis) (1)	$29,366	$29,391	$33,700	$89,882	$103,299

Net interest margin (tax equivalent basis)
Net interest margin *	3.39%	3.51%	4.27%	3.63%	4.38%
Tax-equivalent adjustment * (1)	0.06	0.06	0.08	0.06	0.08
Net interest margin (tax equivalent basis) * (1)	3.45%	3.57%	4.35%	3.69%	4.46%

Average interest-earning assets	$3,385,466	$3,315,561	$3,075,822	$3,255,182	$3,097,374

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$22,485	$23,499	$22,303	$69,291	$69,076
Less: amortization of intangible assets	305	305	335	927	1,087
Adjusted noninterest expense	$22,180	$23,194	$21,968	$68,364	$67,989

Net interest income	$28,871	$28,908	$33,141	$88,441	$101,524
Total noninterest income	10,052	8,060	7,582	23,364	22,415
Operating revenue	38,923	36,968	40,723	111,805	123,939
Tax-equivalent adjustment (1)	495	483	559	1,441	1,775
Operating revenue (tax equivalent basis) (1)	$39,418	$37,451	$41,282	$113,246	$125,714

Efficiency ratio	56.98%	62.74%	53.94%	61.15%	54.86%
Efficiency ratio (tax equivalent basis) (1)	56.27	61.93	53.21	60.37	54.08

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	September 30,	June 30,	September 30,
	2020	2020	2019

	(dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$355,294	$347,840	$348,936
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,103	3,408	4,366
Tangible common equity	$328,571	$320,812	$320,950

Tangible assets
Total assets	$3,535,223	$3,501,412	$3,166,613
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,103	3,408	4,366
Tangible assets	$3,508,500	$3,474,384	$3,138,627

Total stockholders' equity to total assets	10.05%	9.93%	11.02%
Tangible common equity to tangible assets	9.36	9.23	10.23

Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512

Book value per share	$12.94	$12.67	$19.36
Tangible book value per share	11.97	11.68	17.80

Reconciliation of Non-GAAP Financial Measures –

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Average Tangible Common Equity
Total stockholders' equity	$355,296	$346,540	$348,750	$347,812	$344,844
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,284	3,589	4,561	3,589	4,924
Average tangible common equity	$328,392	$319,331	$320,569	$320,603	$316,300

Net income	$10,563	$7,419	$17,437	$24,203	$50,778
C Corp equivalent net income (1)	N/A	N/A	13,122	N/A	38,284
Adjusted net income	10,755	8,218	14,343	27,352	43,010

Return on average stockholders' equity *	11.83%	8.61%	19.84%	9.30%	19.69%
C Corp equivalent return on average stockholders' equity * (1)	N/A	N/A	14.93	N/A	14.84
Adjusted return on average stockholders' equity *	12.04	9.54	16.32	10.50	16.68

Return on average tangible common equity *	12.80%	9.34%	21.58%	10.08%	21.46%
C Corp equivalent return on average tangible common equity * (1)	N/A	N/A	16.24	N/A	16.18
Adjusted return on average tangible common equity *	13.03	10.35	17.75	11.40	18.18

*       Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent income tax expense for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.